Exhibit 99.1

IDEXX Laboratories Announces First Quarter Results

  Achieves first quarter revenue growth of 8% reported and 10% organic, driven by CAG Diagnostics recurring revenue growth of 9% reported and 12% organic
  Strong organic revenue growth supported by IDEXX execution drivers, including record first quarter global premium instrument placements
  Delivers EPS of $2.55, supported by operating margin expansion of 150 basis points as reported and 210 basis points on a comparable basis
  Incorporates positive adjustments to full year revenue and EPS guidance ranges, raising low end and maintaining consistent targeted strong performance at high end
  Increases 2023 revenue guidance to $3,615 million - $3,700 million, reflecting 7.5% - 10% growth as reported and organically
  Updates 2023 EPS outlook to $9.33 - $9.75, a year-over-year increase of 16% - 22% as reported and 20% - 26% on a comparable basis, including ~12% combined growth benefit from a customer contract resolution payment in Q1 2023 and lapping of discrete 2022 R&D investments

WESTBROOK, Maine--(BUSINESS WIRE)--May 2, 2023--IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in pet healthcare innovation, today announced first quarter results.

First Quarter Results

The Company reports revenues of $900 million for the first quarter of 2023, an increase of 8% reported and 10% organic, driven by Companion Animal Group ("CAG") Diagnostics recurring revenue growth of 9% reported and 12% organic. First quarter results were supported by continued solid demand for veterinary services and benefits from strong IDEXX execution, reflected in 14% reported and organic growth in U.S. CAG Diagnostics recurring revenues and double-digit organic gains across IDEXX's major testing modalities. IDEXX innovation and commercial engagement drove record first quarter global premium instrument placements, supporting 11% annual growth in IDEXX's global premium instrument installed base. Veterinary software, services and diagnostic imaging systems revenue grew 13% as reported and 14% organically, reflecting high growth in recurring revenues and continued strong quarterly placements of cloud-based software solutions. Overall first quarter revenue gains were also supported by Water revenue growth of 7% reported and 8% organic.

First quarter earnings per diluted share (“EPS”) were $2.55, an increase of 12% as reported and 18% on a comparable basis, reflecting solid gross margin gains and benefits from a $16 million customer contract resolution payment. EPS results included $0.06 per share in tax benefits from share-based compensation, and $0.11 per share negative impact from currency changes.

"Strong execution by IDEXX commercial and operational teams drove excellent growth results and financial performance in the first quarter," said Jay Mazelsky, President and Chief Executive Officer. "Commercial engagement and IDEXX innovations are supporting our customers as they work to address growing demand for pet healthcare. IDEXX's ongoing focus on addressing the needs of veterinary clinics is aligned with developing the long-term global growth opportunity for companion animal diagnostics.”

First Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated revenue growth of 9% reported and 11% organic for the quarter. Strong growth performance was supported by CAG Diagnostics recurring revenue growth of 9% on a reported basis and 12% organically. U.S. CAG Diagnostics organic recurring revenue growth of 14% remained solidly above sector growth levels in the first quarter, reflected in a 1,350 basis point growth premium to U.S. same store clinical visit growth.

Additional U.S. companion animal practice key metrics are available in the Q1 2023 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Strong global growth was achieved across IDEXX's testing modalities.

  IDEXX VetLab® consumables generated 9% reported and 12% organic revenue growth, with strong gains across U.S. and international regions supported by benefits from higher net price realization and an expanded global premium instrument installed base.
  Reference laboratory diagnostic and consulting services generated 10% reported and 11% organic revenue growth, driven by strong gains in the U.S. and moderate overall growth in international regions. International growth was constrained by pressure on same-store clinical visit levels, reflecting ongoing macro-economic impacts.
  Rapid assay products revenues grew 10% as reported and 12% organically, driven by strong growth in the U.S. reflecting solid volume gains and benefits from higher net price realization.

Veterinary software, services and diagnostic imaging systems revenues grew 13% as reported and 14% organically, supported by double-digit organic gains in recurring software and digital imaging revenues. Strong demand for cloud-based products continues to support momentum in software solution placements and customer gains.

Water

Water revenues grew 7% on a reported basis and 8% on an organic basis for the quarter, reflecting solid volume gains in the U.S. and key international regions, including benefits from net price improvement.

Livestock, Poultry and Dairy (“LPD”)

LPD revenues declined 5% as reported and 2% organically for the quarter, as solid gains in the U.S. and Europe were offset by comparison to high prior year herd health screening levels and reduced revenues from non-core food and safety products in certain regions.

Gross Profit and Operating Profit

Gross profits increased 9% as reported and 12% on a comparable basis. Gross margin of 60.3% increased 70 basis points as reported and 120 basis points on a comparable basis. Benefits from net price gains, lab productivity initiatives, improvement in software service gross margins and business mix offset inflationary effects.

Operating margin was 31.1% in the quarter, 150 basis points higher than the prior year as reported and 210 basis points higher on a comparable basis, reflecting gross margin gains and benefits from a $16 million customer contract resolution payment. Operating expense grew 5% as reported and 7% on a comparable basis, net of a ~6% favorable growth rate impact from the customer contract resolution payment. Operating expense growth was driven by higher levels of sales and marketing spending, including impacts from the return of in-person sales meetings, and R&D investments.

2023 Growth and Financial Performance Outlook

The Company is updating its full year revenue growth outlook range to 7.5% - 10% as reported and organically. This reflects consistent goals for organic revenue growth at the high end and an increase of 0.5% at the low end. The overall reported revenue range was also increased by $10 million, or ~0.5%, for updated foreign exchange effects.

The Company refined its full year reported operating margin outlook to 29.0% - 29.5%. The operating margin guidance range includes an estimated 60 basis points in year-over-year unfavorable net margin impact from updated foreign currency exchange rate changes, ~10 basis points higher than earlier estimates.

The Company's EPS outlook range of $9.33 - $9.75 maintains a consistent high end estimate and raises the low end by $0.06 to reflect the factors noted above. This includes a consistent outlook for $0.23 of full year impact from foreign exchange changes, primarily related to lapping 2022 hedge gains.

The following table provides the Company's updated outlook for annual key financial metrics in 2023:

Amounts in millions except per share data and percentages

Growth and Financial Performance Outlook	2023

Revenue	$3,615	-	$3,700
Reported growth	7.5%	-	10%
Organic growth	7.5%	-	10%
CAG Diagnostics Recurring Revenue Growth
Reported growth	9%	-	11%
Organic growth	9%	-	11%
Operating Margin	29.0%	-	29.5%
Operating margin expansion	230 bps	-	280 bps
Negative impact of foreign exchange	~ 60 bps
Comparable margin expansion	290 bps	-	340 bps
Positive impact of discrete in-license of technology and customer contract resolution	~ 280 bps
EPS	$9.33	-	$9.75
Reported growth	16%	-	22%
Comparable growth	20%	-	26%
Other Key Metrics
Net interest expense	~ $43
Share-based compensation tax benefit	~ $8
Share-based compensation tax rate benefit	~ 1%
Effective tax rate	21.5%	-	22%
Share-based compensation EPS impact	~ $0.10
Reduction in average shares outstanding	0.5%	-	1%
Operating Cash Flow	100% - 110% of net income
Free Cash Flow	80% - 90% of net income
Capital Expenditures	~ $180

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2023.

Estimated Foreign Currency Exchange Rate Impacts	2023

Revenue growth rate impact	(~ 20 bps)
CAG Diagnostics recurring revenue growth rate impact	(~ 20 bps)
Operating margin growth impact	(~ 60 bps)
EPS impact	(~ $0.23)
EPS growth impact	(~ 3%)

Go-Forward Foreign Currency Exchange Rate Assumptions	2023
In U.S. dollars
euro	$1.08
British pound	$1.23
Canadian dollar	$0.73
Australian dollar	$0.66
Relative to the U.S. dollar
Japanese yen	¥135
Chinese renminbi	¥6.99
Brazilian real	R$5.14

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (EDT) to discuss its first quarter 2023 results and management’s outlook. To participate in the conference call, dial 1-800-776-0420 or 1-323-794-2442 and reference passcode 217879. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (EDT) on that day via the same link and will remain available for one year.

2023 Annual Meeting of Shareholders

IDEXX Laboratories, Inc. will hold its 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) on Wednesday, May 17, 2023 at 10:00 a.m. (EDT). The 2023 Annual Meeting will be a virtual meeting via a live audio webcast at www.virtualshareholdermeeting.com/IDXX2023. The online pre-meeting forum can be accessed before the 2023 Annual Meeting at www.proxyvote.com for beneficial owners and www.proxyvote.com/idxx for registered shareholders. At this online pre-meeting forum, you can submit questions in writing in advance of the 2023 Annual Meeting, vote, view the Rules of Conduct and Procedures relating to the 2023 Annual Meeting and access copies of the Company's proxy materials and annual report.

Shareholders as of the close of business on March 20, 2023 are entitled to attend the 2023 Annual Meeting, vote their shares electronically and submit questions before and during the live audio webcast. As part of the 2023 Annual Meeting, the Company will answer the questions submitted by our shareholders during a live Q&A session, as time permits. The Company will publish the answer to each question, including any for which there is not sufficient time to address during the 2023 Annual Meeting, on the Company’s Investor Relations website as soon as practicable after the meeting. An archived replay will also be available at www.virtualshareholdermeeting.com/IDXX2023 after the conclusion of the 2023 Annual Meeting and will remain available for one year. Further information on the 2023 Annual Meeting can be found in the Company’s proxy materials.

About IDEXX Laboratories, Inc.

IDEXX is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help ensure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500® Index. Headquartered in Maine, IDEXX employs nearly 11,000 people and offers solutions and products to customers in more than 175 countries. For more information about IDEXX, visit www.idexx.com.

Note Regarding Forward-Looking Statements

This earnings release contains statements about the Company’s business prospects and estimates of the Company’s financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are included above under "2023 Growth and Financial Performance Outlook" and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to our expectations regarding financial performance; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates and interest rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; and projected effective tax rates, reduction of average shares outstanding and net interest expense. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in the corresponding sections of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as well as those described from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company’s consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company’s business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted first quarter 2023 results as follows: decreased gross profit growth by 3%, decreased gross margin growth by 50 basis points, decreased operating expense growth by 2%, decreased operating profit growth by 5%, decreased operating profit margin growth by 60 basis points, and decreased EPS growth by 5%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three months ended March 31, 2023 and refer to the 2023 Growth and Financial Performance Outlook section of this earnings release for estimated foreign currency exchange rate impacts on 2023 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that represents the percent change in revenue, as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three months ended March 31, 2023. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Please refer to the 2023 Growth and Financial Performance Outlook section of this earnings release for estimated full year 2023 organic revenue growth for the Company and CAG Diagnostics recurring revenue. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is not expected to have an impact on projected full year 2023 revenue growth or CAG Diagnostics recurring revenue growth.

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year
	March 31	March 31	Change
Dollar amounts in thousands	2023	2022
Gross Profit (as reported)	$542,971	$498,753	9%
Gross margin	60.3%	59.6%	70 bps
Less: comparability adjustments
Change from currency	(15,826)	—
Comparable gross profit growth	$558,797	$498,753	12%
Comparable gross margin and gross margin gain (or growth)	60.8%	59.6%	120 bps

Operating expenses (as reported)	$262,572	$250,409	5%
Less: comparability adjustments
Change from currency	(4,182)	—
Comparable operating expense growth	$266,754	$250,409	7%

Income from operations (as reported)	$280,399	$248,344	13%
Operating margin	31.1%	29.7%	150 bps
Less: comparability adjustments
Change from currency	(11,644)	—
Comparable operating profit growth	$292,043	$248,344	18%
Comparable operating margin and operating margin gain (or growth)	31.8%	29.7%	210 bps
Amounts presented may not recalculate due to rounding.

Projected 2023 comparable operating margin expansion outlined in the 2023 Growth and Financial Performance Outlook section of this earnings release reflects projected full year 2023 reported operating margin adjusted for estimated positive year-over-year foreign currency exchange rate change impact of approximately 60 basis points.

These impacts described above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2023 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company’s business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year
	March 31	March 31	Growth
	2023	2022
Earnings per share (diluted)	$2.55	$2.27	12%
Less: comparability adjustments
Share-based compensation activity	0.06	0.06
Change from currency	(0.11)	—
Comparable EPS growth	2.60	2.21	18%
Amounts presented may not recalculate due to rounding.

Projected 2023 comparable EPS growth outlined in the 2023 Growth and Financial Performance Outlook section of this earnings release reflects adjustments including estimated positive share-based compensation activity of $0.10 and estimated negative year-over-year foreign currency exchange rate change impact of $0.23.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2023 reported EPS growth) to comparable EPS growth for the Company.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company’s investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the three months ended March 31, 2023 and 2022. To estimate projected 2023 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $180 million. Free cash flow conversion, or the net income to free cash flow ratio, is a non-GAAP financial measure that is defined as free cash flow, with respect to a measurement period, divided by net income for the same period. To calculate trailing twelve-month net income to free cash flow ratio for the twelve months ended March 31, 2023, we have deducted purchases of property and equipment of approximately $157 million from net cash provided from operating activities of approximately $612 million, divided by net income of approximately $699 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt, and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)
		Three Months Ended

		March 31	March 31
		2023	2022
Revenue:	Revenue	$900,195	$836,549
Expenses and Income:	Cost of revenue	357,224	337,796
	Gross profit	542,971	498,753
	Sales and marketing	147,804	132,292
	General and administrative	70,101	77,949
	Research and development	44,667	40,168
	Income from operations	280,399	248,344
	Interest expense, net	(12,711)	(6,853)
	Income before provision for income taxes	267,688	241,491
	Provision for income taxes	53,634	47,526
Net Income:	Net income attributable to stockholders	214,054	193,965
	Earnings per share: Basic	$2.58	$2.30
	Earnings per share: Diluted	$2.55	$2.27
	Shares outstanding: Basic	82,992	84,410
	Shares outstanding: Diluted	83,959	85,564

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)
		Three Months Ended
		March 31	March 31
		2023	2022
Operating Ratios	Gross profit	60.3%	59.6%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	24.2%	25.1%
	Research and development expense	5.0%	4.8%
	Income from operations[1]	31.1%	29.7%

[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)
		Three Months Ended

		March 31, 2023	Percent of Revenue	March 31, 2022	Percent of Revenue
Revenue:	CAG	$827,279		$761,184
	Water	38,883		36,371
	LPD	29,208		30,870
	Other	4,825		8,124
	Total	$900,195		$836,549

Gross Profit:	CAG	$498,757	60.3%	$449,099	59.0%
	Water	27,268	70.1%	25,737	70.8%
	LPD	15,053	51.5%	19,547	63.3%
	Other	1,893	39.2%	4,370	53.8%
	Total	$542,971	60.3%	$498,753	59.6%

Income from Operations:	CAG	$261,750	31.6%	$223,125	29.3%
	Water	16,971	43.6%	16,654	45.8%
	LPD	1,308	4.5%	6,737	21.8%
	Other	370	7.7%	1,828	22.5%
	Total	$280,399	31.1%	$248,344	29.7%

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Three Months Ended

Net Revenue	March 31, 2023	March 31, 2022	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG	$827,279	$761,184	$66,095	8.7%	(2.2%)	—	10.9%
United States	564,527	499,766	64,761	13.0%	—	—	13.0%
International	262,752	261,418	1,334	0.5%	(6.2%)	—	6.8%
Water	38,883	36,371	2,512	6.9%	(2.9%)	1.6%	8.2%
United States	19,920	17,831	2,089	11.7%	—	—	11.7%
International	18,963	18,540	423	2.3%	(5.5%)	3.2%	4.6%
LPD	29,208	30,870	(1,662)	(5.4%)	(3.8%)	—	(1.6%)
United States	4,543	3,860	683	17.7%	—	—	17.7%
International	24,665	27,010	(2,345)	(8.7%)	(4.2%)	—	(4.5%)
Other	4,825	8,124	(3,299)	(40.6%)	(0.1%)	—	(40.5%)
Total Company	$900,195	$836,549	$63,646	7.6%	(2.3%)	0.1%	9.8%
United States	590,413	525,906	64,507	12.3%	—	—	12.3%
International	309,782	310,643	(861)	(0.3%)	(5.9%)	0.2%	5.5%

	Three Months Ended

Net CAG Revenue	March 31, 2023	March 31, 2022	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$726,902	$664,810	$62,092	9.3%	(2.3%)	—	11.6%
IDEXX VetLab consumables	291,114	267,173	23,941	9.0%	(3.0%)	—	11.9%
Rapid assay products	82,032	74,519	7,513	10.1%	(1.4%)	—	11.5%
Reference laboratory diagnostic and consulting services	323,180	295,075	28,105	9.5%	(1.9%)	—	11.4%
CAG Diagnostics services and accessories	30,576	28,043	2,533	9.0%	(3.1%)	—	12.1%
CAG Diagnostics capital – instruments	33,144	36,997	(3,853)	(10.4%)	(2.9%)	—	(7.5%)
Veterinary software, services and diagnostic imaging systems	67,233	59,377	7,856	13.2%	(0.8%)	—	14.0%
Net CAG revenue	$827,279	$761,184	$66,095	8.7%	(2.2%)	—	10.9%

	Three Months Ended

	March 31, 2023	March 31, 2022	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$726,902	$664,810	$62,092	9.3%	(2.3%)	—	11.6%
United States	$491,340	$432,502	$58,838	13.6%	—	—	13.6%
International	$235,562	$232,308	$3,254	1.4%	(6.4%)	—	7.8%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)
		March 31, 2023	December 31, 2022
Assets:	Current Assets:
	Cash and cash equivalents	$111,367	$112,546
	Accounts receivable, net	446,025	400,619
	Inventories	391,011	367,823
	Other current assets	201,043	220,489
	Total current assets	1,149,446	1,101,477
	Property and equipment, net	665,439	649,474
	Other long-term assets, net	993,513	995,814
	Total assets	$2,808,398	$2,746,765
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$117,709	$110,221
	Accrued liabilities	403,595	433,662
	Line of credit	431,500	579,000
	Current portion of long-term debt	74,986	74,982
	Deferred revenue	37,839	37,938
	Total current liabilities	1,065,629	1,235,803
	Long-term debt, net of current portion	696,362	694,387
	Other long-term liabilities, net	205,306	207,838
	Total long-term liabilities	901,668	902,225
	Total stockholders' equity	841,101	608,737
	Total liabilities and stockholders' equity	$2,808,398	$2,746,765

IDEXX Laboratories, Inc. and Subsidiaries
Select Balance Sheet Information (Unaudited)
		March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Selected Balance Sheet Information:	Days sales outstanding[1]	42.9	43.4	43.4	43.2	42.0
	Inventory turns[2]	1.3	1.3	1.3	1.5	1.6

[1]Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2]Inventory turns represent inventory-related cost of product revenue for the twelve months preceding each quarter-end divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)
		Three Months Ended
		March 31, 2023	March 31, 2022
Operating:	Cash Flows from Operating Activities:
	Net income	$214,054	$193,965
	Non-cash adjustments to net income	40,467	34,983
	Changes in assets and liabilities	(70,609)	(114,242)
	Net cash provided by operating activities	183,912	114,706
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(39,511)	(31,838)
	Acquisition of intangible assets, businesses and equity investment	—	(10,000)
	Net cash used by investing activities	(39,511)	(41,838)
Financing:	Cash Flows from Financing Activities:
	(Repayments) borrowings under credit facility, net	(147,500)	326,500
	Payment of senior debt	—	(75,000)
	Payments for the acquisition-related holdbacks	(1,780)	—
	Repurchases of common stock	—	(266,295)
	Proceeds from exercises of stock options and employee stock purchase plans	12,796	11,653
	Shares withheld for statutory tax withholding payments on restricted stock	(9,597)	(10,338)
	Net cash used by financing activities	(146,081)	(13,480)
	Net effect of changes in exchange rates on cash	501	776
	Net decrease in cash and cash equivalents	(1,179)	60,164
	Cash and cash equivalents, beginning of period	112,546	144,454
	Cash and cash equivalents, end of period	$111,367	$204,618

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands except per share data (Unaudited)
		Three Months Ended
		March 31, 2023	March 31, 2022
Free Cash Flow:	Net cash provided by operating activities	$183,912	$114,706
	Investing cash flows attributable to purchases of property and equipment	(39,511)	(31,838)
	Free cash flow[1]	$144,401	$82,868

[1]See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended
	March 31, 2023	March 31, 2022
Shares repurchased in the open market	—	502
Shares acquired through employee surrender for statutory tax withholding	19	21
Total shares repurchased	19	523

Cost of shares repurchased in the open market	—	$262,783
Cost of shares for employee surrenders	$9,597	$10,338
Total cost of shares	$9,597	$273,121

Average cost per share – open market repurchases	—	$523.04
Average cost per share – employee surrenders	$503.65	$505.53
Average cost per share – total	$503.65	$522.36

Contacts

John Ravis, Investor Relations, 1-207-556-8155